Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation incorporated by reference in Post-Effective Amendment No. 1 to Form S-2 on the Registration Statement (Form S-3 No. 333-45406) and related Prospectus of Illinois Superconductor Corporation for the registration of 3,440,526 shares of its common stock.

/s/ ERNST & YOUNG LLP
    ERNST & YOUNG LLP

Chicago, Illinois
April 20, 2001